EXHIBIT 10.2

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THE SECURITIES ARE RESTRICTED AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

No.[ ___]	$[______] Principal Amount

Original Issuance: _______, 2005

CDKnet.com, Inc.

6% CONVERTIBLE SUBORDINATED NOTE DUE JULY 7, 2007

THIS NOTE is issued by CDKnet.com, Inc., a Delaware corporation (the“Company”), and is part of an issue of an aggregate of up to Two Million Four Hundred Thousand Dollars ($2,400,000) principal amount of 6% Convertible Subordinated Notes due July 7, 2007 (the “Notes”).

FOR VALUE RECEIVED, the Company promises to pay to [Holder], or permitted assigns (the“Holder”), the principal sum of _______ Thousand and 00/100 (US $[___,000]) Dollars] on July 7, 2007 (the “Maturity Date”) and to pay simple interest on the principal sum outstanding at the rate of 6% per annum. Accrual of interest shall commence on the date of initial issuance set forth the above (“Original Issuance”) and continue daily on the basis of a 360 day year until payment in full of the principal sum has been made or duly provided for. If the Maturity Date is not a business day in the State of New York, then such payment shall be made on the next succeeding business day. Subject to the provisions of Section 4 below, principal and accrued interest on this Note are payable in cash on the Maturity Date, at the address last appearing on the Note Register of the Company as designated in writing by the Holder from time to time. The Company will pay the principal of and any accrued but unpaid interest due upon this Note on the Maturity Date, less any amounts required by law to be deducted, to the registered holder of this Note as of the Maturity Date and addressed to such holder at the last address appearing on the Note register maintained by or on behalf of the Company (the “Note Register”). The forwarding of such check representing immediately available funds shall constitute a payment of principal and interest hereunder and shall satisfy and discharge the liability for principal and interest on this Note to the extent of the sum represented by such check, plus any amounts so deducted. This Note has been executed and delivered pursuant to the Securities Purchase Agreement between the Company and the original Holder (the “Purchase Agreement”), and is subject to the terms and conditions of the Purchase

Agreement, which are, by this reference, incorporated herein and made a part hereof. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement.

This Note is subject to the following additional provisions:

1. Withholding and Issuance Taxes. The Company shall be entitled to withhold from all payments of principal of, and interest on, this Note any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments, and Holder shall execute and deliver all documentation reasonably required in connection therewith. The issuance of certificates for shares of common stock, $0.0001 par value (the “Common Stock”), of the Company upon conversion of this Note shall be made without charge to the Holder for any United States issuance tax in respect thereof, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder of this Note.

2. Transfer of Note. This Note has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the “Securities Act”), and other applicable state and foreign securities laws. The Holder shall deliver written notice to the Company of any proposed transfer of this Note. In the event of any proposed transfer of this Note, the Company may require, prior to issuance of a new Note in the name of such other person, that it receive reasonable transfer documentation including legal opinions (at the Company’s expense) that the issuance of the Note in such other name does not and will not cause a violation of the Securities Act or any applicable state or foreign securities laws. Prior to due presentment for transfer of this Note, the Company and any agent of the Company may treat the person in whose name this Note is duly registered on the Company’s Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.
3. Conversion. The Holder of this Note is entitled, at its option, to convert, at any time during a “Conversion Period” and subject to the applicable “Conversion Minimum” (each as defined below), the Principal Amount of this Note or any portion thereof, together with accrued and unpaid interest on such Principal Amount, into shares of Common Stock as follows:

(a) Right to Convert. Subject to the terms, conditions, and restrictions of this Section 3, at any time during a Conversion Period (defined below), the Holder of this Note shall have the right to convert not less than the applicable Conversion Minimum (defined below) all or any portion of the Principal Amount of this Note, together with the accrued and unpaid interest on such Principal Amount so converted, into that number of fully-paid and non-assessable shares of Common Stock (rounded to the nearest whole share in accordance with Subsection 3(e)), at the Conversion Rate (as defined below).

(b) Conversion Rate and Other Definitions. The number of shares of Common Stock issuable upon conversion of all or any portion of the Principal Amount of this Note pursuant to Subsection (3)(a) shall be determined according to the following formula (the “Conversion Rate”):

Conversion Amount
Conversion Price.

“Closing Bid Price”or“Closing Ask Price” means, for any security as of any date, the last closing bid or ask price, as the case may be, for such security on the Principal Market (as defined below) as reported by Bloomberg L.P. (“Bloomberg”), or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid or ask price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid or ask price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid or ask price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid or ask prices of any market makers for such security as reported in the “pink sheets” by the National Quotation Bureau, Inc. If the Closing Bid Price or Closing Ask Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price or Closing Ask Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of a majority of the currently outstanding Principal Amount of all Notes. If the Company and the Holders of the Notes are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Subsection 3 (g). (All such determinations are to be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period).

“Conversion Amount” means that portion of this Note being converted by such Holder.

“Conversion Date” means the date upon which the relevant Conversion Notice shall have been received by the Transfer Agent.

“Conversion Minimum” means, with respect to a Conversion Period occasioned by an A Conversion Trigger, 50% of principal amount registered to Holder and 100% during a conversion period occasioned by a B Conversion Trigger.

“Conversion Period” means the period of 20 consecutive Trading Days following an A Conversion Trigger or a B Conversion Trigger.

“Conversion Price” means, as of any Conversion Date or other date of determination (i) $1.125 during a Conversion Period following the occurrence of an A Conversion Trigger; or (ii) $1.575 during a Conversion Period following a B conversion Trigger; provided, that if a B Conversion Trigger occurs during a conversion Event following the occurrence of a B Conversion Trigger, the Conversion Price shall be the Conversion Price applicable on the day preceding the Conversion Date.

“Conversion Trigger” means, a period of five (5) consecutive Trading Days during which the Closing Bid Price exceeds: (i) in the case of an A Conversion Trigger, $1.50; and (ii) in the case of a B Conversion Trigger, $2.50.

“Issuance Date” means the Closing Date as set forth in the Purchase Agreement.

“Market Price” means the average of the Closing Bid Prices of the Common Stock on the Principal Market as reported by Bloomberg for the five (5) Trading Days immediately preceding the date of determination.

“Principal Market” means the American Stock Exchange, the New York Stock Exchange, the NASDAQ National Market, the NASDAQ SmallCap Market, or the OTC Bulletin Board, or any other quotation medium upon which prices for shares are regularly published, whichever is at the time the principal trading exchange or market for the Common Stock, based upon share volume.

“Trading Day” means any day during which the Principal Market shall be open for business.

(c) Conversion Notice. The Holder of this Note may exercise its conversion right by giving a written conversion notice in the form of Exhibit A hereto (the “Conversion Notice”) to the Company’s transfer agent for its Common Stock, as designated by the Company from time to time (the “Transfer Agent”), (x) by facsimile or (y) by registered mail or overnight delivery service, with a copy by facsimile to the Company. . Upon receipt of a conversion notice from the Holder, the Company shall make a proper notation on the Note Register as to the remaining outstanding principal amount of the Notes registered in the name of the Holder which shall absent error, be conclusive and binding upon the Holder. Promptly, but in no event more than five (5) Trading Days after the receipt of a Conversion Notice converting the entire unpaid Principal Amount of this Note, the Holder of this Note shall surrender this Note to the Company (or such other office or agency of the Company as the Company may designate by notice in writing to the holders of the Notes).

(d) Issuance of Certificates; Time Conversion Effected.

(i) Promptly, but in no event more than seven (7) Trading Days after the receipt of the Conversion Notice referred to in Subsection 3(c), the Transfer Agent shall issue and deliver, or the Company shall cause to be issued and delivered, to the Holder, registered in such name or names as the Holder may direct, a certificate or certificates for the number of whole shares of Common Stock into which this Note has been converted. In the alternative, if the Transfer Agent is a participant in the electronic book transfer program, the Transfer Agent shall credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with The Depository Trust Company. Such conversion shall be deemed to have been effected, and the Conversion Date shall be deemed to have occurred, on the date on which such Conversion Notice shall have been received by the Transfer Agent. The rights of the Holder of this Note shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the Holder or Holders of record of the shares represented thereby, on the Conversion Date. Issuance of shares of Common Stock issuable upon conversion that are requested to be registered in a name other than that of the registered Holder shall be subject to compliance with all applicable federal and state securities laws.

(ii) If, at any time, (a) the Company challenges, disputes or denies the right of the Holder to effect the conversion of this Note into Common Stock or otherwise dishonors or rejects, or causes the Transfer Agent to dishonor or reject, any Conversion Notice properly delivered in accordance with this Section 3 or (b) any third party who is not and has never been an affiliate of the Holder obtains a judgment or order from any court or public or governmental authority that denies, enjoins, limits, modifies, or delays the right of the Holder in addition to any and all other rights it may have to effect the conversion of this Note into Common Stock, then the Holder shall have the right, by written notice to the Company, to require the Company to promptly redeem this Note in accordance with Section 4. Under any of the circumstances set forth above, the Company shall indemnify the Holder against and hold it harmless from, and be responsible for the payment of, all costs and expenses of the Holder, including its reasonable legal fees and expenses, as and when incurred in disputing any such action or pursuing its rights hereunder (in addition to any other rights of the Holder), unless the Company or third party prevails. The Company shall not refuse to honor, or cause the Transfer Agent to refuse to honor, any Conversion Notice unless the Company or the Transfer Agent, as the case may be, has actually been enjoined by a court of competent jurisdiction from doing so and, if so enjoined, the Company shall post with such court a performance bond equal to 100% of the Conversion Amount of this Note sought to be converted by the Holder that is the subject of such injunction.

(iii) The Holder of this Note shall be entitled to exercise its conversion privilege notwithstanding the commencement of any case under 11 U.S.C. § 101 et seq. (the “Bankruptcy Code”). The Company hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. § 362 in respect of the Holder’s conversion privilege, if the Company becomes a debtor under the Bankruptcy Code. The Company agrees to take or consent to any and all action necessary to effectuate relief under 11 U.S.C. § 362 without cost or expense to the Holder.

(e) Fractional Shares. The Company shall not, nor shall it cause the Transfer Agent to, issue any fraction of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon conversion of this Note by the Holder shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock. If, after such final aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall cause the Transfer Agent to issue one whole share of Common Stock in respect of such fraction of a share of Common Stock.

(f) Adjustment to Conversion Price; Conversion Triggers; Dilution and Other Events. In order to prevent dilution of the rights granted under this Note, the Conversion Price will be subject to adjustment from time to time as provided in this Subsection 3(f).

(i) Adjustment of Applicable Conversion Prices and Triggers upon Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the applicable Conversion Prices immediately prior to such subdivision will be thereafter proportionately reduced. If the Company at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the applicable Conversion Price and Triggers immediately prior to such combination will be thereafter proportionately increased.

(ii) Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets to another Person (as defined below) or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an “Organic Change.” Prior to the consummation of any Organic Change, the Company will make appropriate provision (in form and substance reasonably satisfactory to the Holder) to insure that the Holder will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock otherwise acquirable and receivable upon the conversion of this Note, such shares of stock, securities or assets as would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock that would have been acquirable and receivable had this Note been converted into shares of Common Stock immediately prior to such Organic Change (without taking into account any limitations or restrictions on the timing or amount of conversions). In any such case, the Company will make appropriate provision (in form and substance reasonably satisfactory to the Holder) with respect to the Holder’s rights and interests to insure that the provisions of this Section 3(f) will thereafter be applicable to this Note (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Maximum Conversion Price in accordance with Subsection 3(f)(i) using the value for the Common Stock reflected by the terms of such consolidation, merger or sale, if the value so reflected is less than the Maximum Conversion Price in effect immediately prior to such consolidation, merger or sale). The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes, by written instrument (in form and substance reasonably satisfactory to the holders of a more than fifty percent (50%) of Principal Amount of the Notes then outstanding), the obligation to deliver to each holder of Notes such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire. “Person” shall mean an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(g) Dispute Resolution. In the case of a dispute as to the determination of the Closing Ask Price or Closing Bid Price of any security or the arithmetic calculation of the Conversion Rate, the Company shall, or shall cause the Transfer Agent to, promptly issue to the Holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the Holder via facsimile within one (1) business day of receipt of the Holder’s Conversion Notice. If the Holder and the Company are unable to agree upon the determination of such Closing Ask Price or Closing Bid Price, as the case may be, or the arithmetic calculation of the Conversion Rate within one (1) business day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall within one (1) business day following such date of delivery submit via facsimile (A) the disputed determination of the Closing Ask Price or Closing Bid Price, as the case may be, to an independent, reputable investment bank or (B) the disputed arithmetic calculation of the Conversion Rate to its independent certified public accounting firm. The Company shall cause the investment bank or the accounting firm, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than forty-eight (48) hours from the time it receives the disputed determinations or calculations. Such investment bank’s or accounting firm’s determination or calculation, as the case may be, shall be binding upon all parties absent manifest error.

4. Redemption; Forced Conversion.

(a) Redemption at the Option of the Company. At any time after the initial issuance of the Notes, the Company, upon delivery to the holders of the then outstanding Notes of an “Optional Redemption Notice” in the manner provided in Subsection 4(b), may redeem in whole or in part the Notes (but only with respect to the Amount as to which such holders have not theretofore furnished a Conversion Notice in compliance with Subsection 3(c), at a price (the “Optional Redemption Price”) equal to the sum of (a) 120% of the Principal Amount and (b) the accrued interest thereon; provided at the time the Optional Redemption Notice is given:

(i) the Company has set aside the full Optional Redemption Price payable and sent the funds to a bank or trust company solely to act as payment agent;

(ii) the shares of the Company’s Common Stock are listed on a national securities exchange, traded on Nasdaq or quotations found in the Over-the-Counter Bulletin Board;

(iii) the Closing Bid Price for shares of Common Stock have equaled or exceeded the A Trigger for twenty (20) consecutive Trading Days immediately preceding the date the Optional Redemption Notice is given and such notice is given, not later than the 15 Trading Days after this condition is fulfilled;

(iv) not less than 20,000 shares of Common Stock have traded on each of the twenty (20) Trading Days immediately preceding the date the Optional Redemption Notice is given;

(v) the Company is current in its obligation to file periodic reports under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and has been current in such filings for at least ninety (90) days preceding the date of the Optional Redemption Notice;

(vi) the shares of Common Stock issuable upon conversion of the Notes pursuant to Section 3(a) are the subject of an effective registration statement under the Securities

Act that would permit the resale of such shares without limitation (other than customary limitations and the Company, by the giving of such Option Redemption Notice shall agree to keep such registration statement current until such time as all of such shares may be resold pursuant to Rule 144 without regard to the volume limitation of such rule, and provided further that in effecting such registration, the Company shall be bound by Section 7.3 of the Purchase Agreement; and

(vii) the Company is not in breach or default under the note or of any representations, warranties or covenants in the Purchase Agreement.

(b) Notice of Redemption.

(i)  Notice of redemption pursuant to Subsection 4(a) (the “Optional Redemption Notice”) shall be provided by the Company to the Holder in writing (by overnight courier at the Holder’s last address appearing in the Note Register not less than fifteen (15) nor more than thirty (30) days prior to the date stipulated by the Company for the redemption of the Notes (the “Optional Redemption Date”), which notice shall specify the Optional Redemption Date and refer to Subsection 4(a) and this Subsection 4(b).

(ii)  Upon receipt of the Optional Redemption Notice, the Holder shall have the option, at its sole election, to specify what portion of the Notes called for redemption in the Optional Redemption Notice shall be redeemed as provided in Subsection 4(a) or converted into Common Stock in the manner provided in Subsection 3(a). If the Holder elects to convert any portion of the Notes, then such conversion shall take place on the Conversion Date specified by the Holder, but in no event after the Optional Redemption Date, in accordance with the terms of Subsection 3(a).

(c) Forced Conversion. During a period of ten (10) Trading Days following a period of twenty (20) consecutive Trading Days during which the Closing Bid Price of shares of Common Stock have equaled or exceeded the B Trigger, the Company may, at its option, upon notice delivered to the Holders of the then outstanding Notes (the “Mandatory Conversion Notice” in the same manner as an Optional Redemption Notice, set a date (a “Mandatory Conversion Date”) on which all such Notes shall be automatically converted into shares of Common Stock in the manner set forth in Section 3(b); provided each of the conditions set forth in Section 4(a)(i), (ii) and (iv) to (vii) have been fulfilled.

(d) Surrender of Notes.

(i) Upon any redemption of this Note pursuant to Subsection 4(a), the Holder shall either deliver the Note by hand to the Company at its principal executive offices or surrender the same to the Company at such address by express courier. Payment of the Optional Redemption Price specified in Subsection 4(a) shall be made by the Company to the Holder against receipt of the Notes by wire transfer of immediately available funds to such account(s) as the Holder shall specify in writing to the Company. Provided the Company has either paid or set aside available funds for sufficient to pay the Optional Redemption Price (and in the latter case, set aside funds are in a segregated account identified to the Holder from which the Optional Redemption Price will be paid on or after the Optional Redemption Date upon demand of the

Holder), from and after the Optional Redemption Date, the Holders rights as a holder of this Note shall cease, except the right to receive the Optional Redemption Price.

(ii) From and after the Mandatory Conversion Date, the Holders rights as a holder of this Note shall cease, except the right to receive the shares of Common Stock issuable upon conversion. Delivery of the shares of Common Stock issued upon such conversion shall be made against receipt of the Notes.

5. Notices. In case at any time:

(a) the Company shall declare any dividend upon its Common Stock payable in cash or stock or make any other pro rata distribution to the holders of its Common Stock; or

(b) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights; or

(c) there shall be any capital reorganization or reclassification of the capital stock of the Company, or a consolidation or merger of the Company with or into, or a sale of all or substantially all its assets to, another entity or entities; or

(d) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company; then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, or by telex or facsimile or by recognized overnight delivery service, addressed to the Holder at the address of the Holder as shown on the books of the Company, (i) at least 10 days’ prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least ten (10) days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

6. Stock to be Reserved. The Company has a sufficient number of shares of Common Stock available to reserve for issuance upon the conversion of all outstanding Notes. The Company will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of all of its Notes as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all Notes. The Company covenants that all shares of Common Stock that shall be so issued shall be duly and validly issued, fully-paid and non assessable. The Company will take all such action as may be so taken without violation of any applicable law or regulation to have a sufficient number of authorized but unissued shares of Common Stock to issue upon conversion of all Notes. The Company will not take any action that results in any adjustment of the conversion rights if the total number of shares of Common Stock issued and issuable after such action upon conversion of this Note would exceed the total number of shares of Common Stock then authorized by the Company’s Certificate of Incorporation or if the issuance thereof would cause the shares to be issued for less than the par value thereof.

7. Event of Default. Each of the following shall constitute an “Event of Default”:

(a) the Company shall default in the payment of principal or interest on this Note and same shall continue for a period of five (5) days; or

(b) any of the material representations, warranties or covenants made by the Company herein, in the Purchase Agreement, or in any agreement, certificate or financial or other written statements heretofore or hereafter furnished by the Company in connection with the execution and delivery of this Note or the Purchase Agreement, shall be false or misleading in any material respect at the time made, or has breached a material covenant contained in this Note or the Purchase Agreement, and such default is not cured within fourteen (14) days of receipt of written notice specifying the nature of the misrepresentation; or

(c) the Company shall (i) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (ii) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

(d) a trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

(e) any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter; or

(f) any final money judgment, writ or warrant of attachment, or similar process in excess of Two Hundred Thousand ($200,000) Dollars in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

(g) bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering, a petition filed in any such proceeding.

8. Acceleration and Remedies

(a) Acceleration of Maturity. If any Event of Default shall have occurred and be continuing, the Holder or Holders of at least 50% in aggregate principal amount of outstanding Notes may, by notice to the Company, declare the entire outstanding principal balance of the Notes, and all accrued and unpaid interest the thereon, to be due and payable immediately, and upon any such declaration the entire outstanding principal balance of the Notes, if any, and said accrued and unpaid interest shall become and be immediately due and payable, without presentment, demand, protest or other notice. whatsoever, all of which are hereby expressly waived, anything in the Notes or in this Agreement to the contrary notwithstanding; provided that if an Event of Default under paragraph (a), (c), (d), (e) or (g) of Section 7 with respect to the Company or any Subsidiary shall have occurred, the outstanding principal amount of all of the Notes, and all accrued and unpaid interest thereon, shall immediately become due and payable in cash, without any declaration and without presentment, demand, protest or other notice whatsoever, all of which are hereby expressly waived, anything in this Note to the contrary notwithstanding.

(b) Other Remedies. If any Event of Default shall have occurred and be continuing, from and including the date of such Event of Default to but not including the date such Event of Default is cured or waived, interest will accrue at an annual default rate of 12% and, any Holder may enforce its rights by suit in equity, by action at law, or by any other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in the Purchase Agreement or the Notes or in aid of the exercise of any power granted or theNotes, and any Holder may enforce the payment of any Note held by such Holder and any of its other legal or equitable rights.

(c)  Conduct no Waiver; Collection Expenses. No course of dealing on the part of any Holder, nor any delay or failure on the part of any Holder to exercise any of its rights, shall operate as a waiver of such right or otherwise prejudice such Holders rights, powers and remedies. If the Company fails to pay, when due, the principal or the premium, if any, or the interest on any Note, the Company will pay to each Holder, to the extent permitted by law, on demand, all costs and expenses incurred by such Holder in the collection of any amount due in respect of any Note hereunder, including reasonable legal fees incurred by such Holder in enforcing its rights hereunder.

(d) Annulment of Acceleration. If a declaration is made in accordance with paragraph 8(a), then and in every such case, the Holder or Holders of at least 50% in aggregate principal amount of outstanding Notes may, by an instrument delivered to the Company, annul such declaration and the consequences thereof, provided that at the time such declaration is annulled:

(i) no judgment or decree has been entered for the payment of any monies due on the Notes or pursuant to the Purchase Agreement;

(ii) all arrears of interest on the Notes and all other sums payable on the Notes and pursuant to this Agreement (except any principal of or interest or premium on the Notes which has become due and payable by reason of such declaration) shall have been duly paid; and

(iii) every other Event of Default shall have been duly waived or otherwise made good or cured;

provided, however, that only the Holder of the Note or Notes making the declaration permitted by the of paragraph 8(b) may annul such declaration; and provided, further, that no such annulment shall extend to or affect any subsequent Event of Default or impair any right consequent thereon.

(e) Remedies Cumulative. No right or remedy conferred upon or reserved to the Holders of Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now and hereafter existing under applicable law. Every right and remedy given by the Purchase Agreement or by applicable Law to the Holders of Notes may be exercised from time to time and as often as may be deemed expedient by the Holders. Without limiting the generality of the foregoing, if the Event of Default is the result of the Company’s breach of its obligation to convert the indebtedness evidenced by the Notes into Common Stock in accordance with the terms and conditions hereof, the Holder shall be entitled to specific performance of such obligation of the Company; it being expressly acknowledged and agreed by the Company that no adequate remedy at law exists for any such breach and that the Holder will be irreparably harmed by any such breach by the Company.

9. No Recourse to Stockholders, etc. No recourse shall be had for the payment of the principal of, or the interest on, this Note, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, employee, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

10. Subordination of Notes.

(a) Subordination of Notes to Senior Indebtedness. The indebtedness evidenced by the Notes and all renewals and extensions thereof, all other instruments and agreements arising out of or relating to any or all of the foregoing and all renewals and extensions thereof (collectively, the “Junior Indebtedness”) shall at all times be wholly subordinate and junior in right of payment to any and all Senior Indebtedness of the Company (including any claims by the holders of such Senior Indebtedness for interest accruing after any assignment for the benefit of creditors by the Company or the institution by or against the Company of any proceedings under the Bankruptcy Code or any law for the relief of or relating to debtors, or any other claim by such holders for any such interest which would have accrued in the absence of such assignment or the institution of such proceedings) in the manner and with the force and effect hereafter set forth:

(i) In the event of any liquidation, dissolution or winding up of the Company, or of any execution, sale, receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or other similar proceeding relative to the Company or its property, all sums owing on all Senior Indebtedness of the Company (including cash collateral and amounts not yet due and payable) shall first be paid in full in cash, or provision shall be made for such payment in money or money’s worth, before any payment is made upon the Junior Indebtedness; and if in any such event any payment or distribution, whether in cash, property, or securities shall be made upon or in respect of the Junior Indebtedness at a time when such payment is prohibited under this Section 10, the same shall be paid over to the holders of the Senior Indebtedness of the Company, pro rata, for application in payment thereof unless and until such Senior Indebtedness shall have been paid or satisfied in full in cash, or provision shall be made for such payment in money or money’s worth.

In case of any assignment for the benefit of creditors by the Company or in case any proceedings under the Bankruptcy Code or any other law for the relief of or relating to debtors are instituted by or against the Company, or in case of the appointment of any receiver for the Company’s business or assets, or in case of any dissolution or winding up of the affairs of the Company, the Company and any assignee, trustee in bankruptcy, receiver, debtor in possession or other person or persons in charge are hereby directed to pay to the holders of the Senior Indebtedness of the Company the full amount of such holders claims against the Company (including interest to the date of payment) in cash, or provision shall be made for such payment in money or money’s worth, before making any payments to the holders of Junior Indebtedness, and insofar as may be necessary for that purpose, each holder of the Notes hereby assigns and transfers to the holders of Senior Indebtedness of the Company all rights to any payments, dividends or other distributions.

(ii) In the event that all or any part of the Junior Indebtedness is declared or becomes due and payable because of the occurrence of any Event of Default or otherwise than at the option of the Company (other than pursuant to its terms at its final maturity or upon a Change in Control), under circumstances when the foregoing clause (a) shall not be applicable, the holders of the Junior Indebtedness shall be entitled to payments only after there shall first have been paid in full in cash, or provision shall be made for such payment in money or money’s worth, all Senior Indebtedness of the Company or payment shall have been provided therefor in a manner satisfactory to the holders of such Senior Indebtedness.

(iii) For purposes of this Section 10 only, the words “cash, property or securities” shall (so long as the effect of this paragraph is not to cause the Note to be treated in any case or proceeding or other event described in this Section as part of the same class of claims as any Senior Indebtedness or any class of claims on a parity with or senior to any Senior Indebtedness for any payment or distribution) not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment which are subordinated in right of payment to all Senior Indebtedness which may at the time be outstanding to substantially the same extent as, or to a greater extent than, the Notes are so subordinated as provided in this Section 10. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the sale or transfer of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in this Agreement shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company for the purposes of this Section if the Person formed by such consolidation or into which the Company is merged or which acquires by sale or transfer such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, sale or transfer, comply with the conditions set forth in this Agreement.

In the event and during the continuance of any event of default with respect to any Senior Indebtedness pursuant to which the maturity thereof may be accelerated, upon receipt by the Company and the holders of the Notes of written notice of such event of default from the holders of such Senior Indebtedness, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made on account of the principal of, premium, if any, or interest on the Junior Indebtedness, or in respect of any retirement, purchase or other acquisition by the Company of any of the Junior Indebtedness, for a period (a “Blockage Period”) commencing as of the earlier of the date of receipt of such notice or, if applicable, the date of such acceleration of the Senior Indebtedness, and ending one-hundred-twenty (120) days thereafter (unless such Blockage Period shall be terminated by written notice to the holders of the Notes from such holders of Senior Indebtedness commencing the Blockage Period). Not more than one (1) Blockage Period may be commenced with respect to the Junior Indebtedness during any period of 360 consecutive days. For all purposes of this paragraph (c), no event of default which existed or was continuing on the date of the commencement of any Blockage Period shall be, or be made, the basis for the commencement of a second Blockage Period by the holders of such Senior Indebtedness whether or not within a period of three-hundred-sixty (360) consecutive days unless such event of default shall have been cured or waived for a period of not less than ninety (90) consecutive days.

(iv) All payments, cash, or noncash distributions made to the holders of Junior Indebtedness which should have been made to the holders of Senior Indebtedness of the Company shall be received and held by the former in trust for the benefit of the latter, and the holders of Junior Indebtedness shall forthwith remit such payments, cash, or noncash distributions to the holders of the Senior Indebtedness of the Company, pro rata, in the form in which it was received, together with such endorsements or documents as may be necessary to effectively negotiate or transfer the same to the holders of the Senior Indebtedness of the Company.

(v) Each holder of Senior Indebtedness of the Company is hereby authorized by the holders of Junior Indebtedness to:

(A)	renew, compromise, extend, accelerate or otherwise change the time of payment, or any other terms, of any Senior Indebtedness of the Company held by such holder;

(B)	increase or decrease the rate of interest payable thereon or any part thereof

(C)	exchange, enforce, waive or release any security therefor;

(D)	apply such security and direct the order or manner of sale thereof in such manner as such holder may at its discretion determine; and/or

(E)	release the Company or any guarantor of any Senior Indebtedness of the Company from liability;

all without notice to any holder of Junior Indebtedness and without affecting the subordination provided by this Agreement.

Notwithstanding anything set forth in this paragraph 10(a), nothing set forth herein shall restrict holders of the Notes from exercising their rights of conversion hereunder.

(b) Proofs of Claim of Holders of Senior Indebtedness; Voting. Each holder of Junior Indebtedness undertakes and agrees for the benefit of each holder of Senior Indebtedness of the Company to execute, verify, deliver and file any proofs of claim relating to the Junior Indebtedness which any holder of such Senior Indebtedness may at any time require in order to prove and realize upon any rights or claims pertaining to the Junior Indebtedness and to effectuate the full benefit of the subordination contained herein. Upon failure of any holder of Junior Indebtedness to file the required proof or proofs of claim prior to thirty (30) days before the expiration of the time to file claims in such proceeding, each holder of Senior Indebtedness of the Company is hereby irrevocably appointed by such holder of Junior Indebtedness to be such holder’s agent to file the appropriate claim or claims and if such holder of Senior Indebtedness elects at its sole discretion to file such claim or claims (i) to accept or reject any plan of reorganization or arrangement on behalf of such holder, and (ii) to otherwise vote such holder’s claim in respect of the Junior Indebtedness in any manner deemed appropriate for the benefit and protection of the holders of the Senior Indebtedness of the Company.

(c)  Rights of Holders of Senior Indebtedness Unimpaired. No right of any holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time or in any way be affected or impaired by any failure to act on the part of the Company or the holders of Senior Indebtedness, or by any noncompliance by the Company with any of the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof that any such holder of Senior Indebtedness may have or be otherwise charged with.

(d) Effects of Event of Default. The Company agrees, for the benefit of the holders of Senior Indebtedness, that in the event that any Note is declared due and payable before its maturity because of the occurrence of an Event of Default, the Company will give prompt notice in writing of such happening to the holders of Senior Indebtedness.

(e) Company’s Obligations Unimpaired. The provisions of this Article
10 are solely for the purpose of defining the relative rights of the holders of Senior Indebtedness on the one hand, and the holders of Junior Indebtedness on the other hand, and nothing herein shall impair, as between the Company and the holders of Junior Indebtedness, the obligation of the Company which is unconditional and absolute, to pay the principal, premium, if any, and interest on the Notes in accordance with this Agreement and the terms of the Notes, nor shall anything herein prevent any holder of Junior Indebtedness from exercising all remedies otherwise permitted by applicable law or under this Agreement or the Notes upon the occurrence of an Event of Default, subject to the rights of the holders of Senior Indebtedness as herein provided for.

(f) Subrogation. Subject to the payment in full of Senior Indebtedness, holders of the Notes shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities made on the Senior Indebtedness until the Senior Indebtedness shall be paid in hill in cash; and, for the purposes of such subrogation, payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which any holder of Notes would be entitled except for the provisions of this Agreement shall, as between the Company and its creditors other than the holders of Senior Indebtedness and holders of the Notes, be deemed to be a payment by the Company to or on account of the Notes, it being understood that the provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the holders of the Notes on the one hand, and the holders of Senior Indebtedness, on the other hand. The purpose of this paragraph 10(f) is to grant to holders of the Notes the same rights against the Company with respect to the aggregate amount of such payments or distributions as the holders of Senior Indebtedness would have against the Company if such aggregate amount were considered overdue Senior Indebtedness.

11. No Rights as Stockholder. No provision of this Note shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or receive notice as a stockholder in respect of any meeting of stockholders or any rights whatsoever as a stockholder of the Company, unless and to the extent converted in accordance with the terms hereof.

12. Definitions. As used in this Note,

(a) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

(b) “Beneficially Owned” with respect to any securities shall mean having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

(c) “Common Stock” shall mean and include the Company’s authorized common stock, $0.0001 par value, as constituted on the issuance date of this Note, and shall also include any capital stock of any class of the Company thereafter authorized that shall neither be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends nor entitled to a preference in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company; provided that the shares of Common Stock receivable upon conversion of this Note shall include only shares designated as Common Stock of the Company on the issuance date of this Note, or in case of any reorganization, reclassification, or stock split of the outstanding shares thereof, the stock, securities or assets provided for in Sections 3(f) and (g). Any capitalized terms used in this Note but not defined herein shall have the meanings set forth in the Purchase Agreement.

(d) “Purchase Agreement shall mean the several agreements under which the Holders of the Notes have purchased the Notes from the Company on the date of Original Issuance.

(e) “Senior Indebtedness” shall mean, as of any date as of which the amount thereof is to be determined, the principal of and premium, if any, and interest due on (i) any indebtedness for money borrowed from banks, insurance companies or commercial finance companies that provide credit in the regular course of their business, whether outstanding on the date of this Note or thereafter created, incurred or assumed, except for any such indebtedness that by the terms of the instrument or instruments by which such indebtedness was created or incurred expressly provides that it (A) is subordinated in right of payment to the Notes or (B) ranks pari passu in right of payment with the Notes and (ii) any amendments, renewals, extensions, modifications and refundings of any such indebtedness.

13. Loss, Theft, Destruction of Note. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (which shall not include the posting of any bond), or, in the case of any such mutilation, upon surrender and cancellation of this Note, the Company shall make, issue and deliver, in lieu of such lost, stolen, destroyed or mutilated Note, one or more new Notes of like tenor. This Note shall be held and owned upon the express condition that the provisions of this Section 13 are exclusive with respect to the replacement of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights and remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of negotiable instruments or other securities without the surrender thereof.

14. Record Owner. The Company may deem the person in whose name this Note shall be registered upon the registry books of the Company to be, and may treat such person as, the absolute owner of this Note for the purpose of conversion of this Note and for all other purposes, and the Company shall not be affected by any notice to the contrary. All such payments and such conversion shall be valid and effective to satisfy and discharge the liability upon this Note to the extent of the sum or sums so paid or the conversion so made.

15. Injunctive Relief. The Company acknowledges that a breach by it of its obligations hereunder with respect to the conversion of the Notes will cause irreparable harm to the Holders of this Note and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holders of this Note shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

16. No Usury. All agreements between the Company and the Holder are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness or otherwise, shall the amount paid or agreed to be paid to the Holder hereof for the use, forbearance or detention of the indebtedness evidenced hereby exceed the maximum permissible amount paid or agreed to be paid to the Holder hereof under applicable law. If, for any circumstances whatsoever, fulfillment of any provision hereof, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any circumstance the Holder hereof should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal amount. As used herein, the term “applicable law” shall mean the law in effect as of the date hereof, provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date.

17. Amendments. The terms of the outstanding Notes may be amended as to the Holder and its respective successors and assigns, and the Company may take any action herein prohibited, or omit to perform any act required to be performed by it, if the Company shall obtain the written consent of the registered holders of not less than 66-2/3% of the outstanding principal amount of the Notes. This Note may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification or discharge is sought or by parties with the right to consent to such waiver, change, modification or discharge on behalf of such party.

18. Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder of this Note in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof (except to the extent that such power, right or privilege must, in accordance with the terms of this Note, be exercised within a specified period of time and such period of time has lapsed without such power, right or privilege being exercised), nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

19. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York. Each of the parties consents to the jurisdiction of the United States District Court for the Eastern or Southern District of New York or the state courts of the State of New York located in New York County, New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

CDKNET.COM, INC.

Dated:	By:
Name: Oleg Logvinov
Title: Chief Executive Officer and President

Attest:

______________________________
Secretary

EXHIBIT A

NOTICE OF CONVERSION
(To be Executed by the Registered Holder in order to Convert the Note)

The undersigned hereby irrevocably elects to convert $ ________________ of the principal amount of the above Note No. ___ into shares of Common Stock of CDKnet.com, Inc. (the “Company”) according to the conditions hereof, as of the date written below.

Date of Conversion ____________________________________________________________

Applicable Conversion Price ____________________________________________________

Accrued Interest________________________________________________________________

Number of shares to be issued:____________________________________________________

Signature_____________________________________________________________________
[Name]

Address for delivery of shares or DTC account number for deposit of shares:______________________________________________________________________